As Filed with the Securities and Exchange Commission January 18, 2012

Registration No.: 333- 176752

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment Number 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONLINE-REDEFINED, INC.

Delaware	SIC 8471	26-3897720
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Online-Redefined, Inc. 1347 North.Stanley Avenue - #4 Los Angeles, CA 90046 (203) 668-5029
(Address and telephone of registrant’s executive office)
Mr. Dan Faiman Online-Redefined, Inc. 1347 North Stanley Avenue - #4 Los Angeles, CA 90046 (203) 668-5029
(Name, address and telephone of agent for service of process)
Copies of all communication to: Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, NY 10607 Telephone (914) 674-4373 Fax (914) 693-2963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this prospectus

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mar whether the registrant is a large accelerated filer, a non accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer      .  Accelerated Filer      .

Non-accelerated Filer      .  Smaller Reporting Company  X .

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock, par value $.0001 per share (1)	604,000	$0.25	$151,000	$17.53*

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of '33, as amended. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, the Company is using its sales price in its private placement of $0.25 per share.

* Previously paid

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ONLINE - REDEFINED, INC.

Up to 604,000 Shares of Common Stock

Offering Price: $0.25 per share

This is a resale prospectus for the resale of up to 604,000 shares of our common stock by the selling stockholders listed herein in our initial public offering. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we intend to initiate steps to have our common stock quoted on the Over the Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority ("FINRA") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any market. We have not yet contacted any broker-dealer to request that they apply to have our stock included on the OTCBB.

Selling stockholders selling pursuant to this prospectus will sell at a fixed price of $0.25 per share until our common shares are quoted on the OTCBB and thereafter all selling stockholders other than our sole corporate officer will sell at prevailing market prices, or privately negotiated prices.  Our sole officer, who is deemed to be an underwriter, must offer his shares at a fixed price of $0.25 per share even if our shares are quoted on the OTCBB.  Online – Redefined, Inc. is a small venture engaged in computer and web support services for businesses. We will require substantial additional capital contributions for us to realize all of our business objectives.

INVESTING IN OUR COMMON STOCK INVOLVES VERY HIGH RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January  __, 2012.

SUMMARY OF OUR OFFERING

The following summary information is a summary of information that appears elsewhere in this Prospectus. Prospective investors are advised that they should read the financial and other information contained herein in its entirety

OUR BUSINESS

Online-Redefined is a multi faceted computer consulting company that specializes in programming, networking, and customization of hardware for small to mid size businesses. Clients are provided with creative website design, search engine optimization, graphics, and retail applications for their online catalogs. We currently utilize from six to ten part time programmers, designers and other specialists retained on an “as needed” basis in these efforts.  We currently have limited revenues and continuing losses and its auditors have expressed a going concern qualification in their report. The Company intends to address these issues by expanding its current operations by offering broader and more advanced applications and services aimed at the rapidly evolving mobile technology market. We have elected not to concentrate on these efforts until we receive the funding necessary to complete all projects we chose to undertake.  Online-Redefined believes with enhancements to its staff and product offering it will be able to compete for projects for mid-large size companies. The Company will hire specialized in-house programming staff, graphic designers, and developers with expertise in languages such as Java, Perl, PHP, Grails and Ruby on Rails and use a greater number of independent consultants on an as needed basis. Online-Redefined also intends to move clients to downloadable applications or widgets for smart phones and tablets for access to information on a server without requiring an internet browser. There is no assurance that the Company will be successful in these endeavors or that if accomplishes all of these steps it will be able to operate profitably. Based on informal preliminary studies and experience in the industry, the Company believes that its plans represent a legitimate growth opportunity for the Company and its shareholders.  Our plan is to aggressively move into these new business areas in the 12 months following the date of this prospectus.

We were established as a Delaware corporation in December 2008 under the name Maverick West Marketing Group, Inc.  Our offices are located at 1347 North Stanley Avenue – Suite 4, Los Angeles, California 90046, which is the residence of our Chief Executive Officer, and our telephone number is 203-688-5029.  Our web site is www.onlineredefined.com.  Any information that may appear on our web site should not be deemed to be a part of this prospectus

About This Offering

The Offering

Securities being offered:	Up to 604,000 shares of common stock, par value $0.0001, by the selling stockholders.

Offering price per share:	$0.25

Offering period:	The shares will be offered on a time-to-time basis by the selling stockholders.

Net proceeds:	We will not receive any proceeds from the sale of the shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares.

Number of Shares of Common Stock and Preferred Stock Authorized and Outstanding:	50,000,000 shares of common stock authorized, 4,204,000 shares issued and outstanding, 1,000,000 shares of blank check preferred stock authorized – none issued.

There is no trading market for our shares. We intend to find a broker dealer to sponsor us for inclusion on the Over the Counter Bulletin Board and thereafter we hope that a trading market will develop. To date we have not contacted any broker-dealer to act as a sponsor for our stock. Selling stockholders will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  Our sole officer, who is deemed to be an underwriter, must offer his shares at a fixed price of $0.25 per share even if our shares are quoted on the OTCBB

Selected Financial Information

	BALANCE SHEET DATA:
	As of December 31,		As of September 30,	December 30,
	2010	2009	2011	2010
			(Unaudited)
Cash	19,392	16,483	76,538	19,392
Prepaid expenses	-	4,162	-	-

Total assets:	19,392	20,645	76,538	19,392
Accrued expenses:	-	-	-	-
Advances from stockholder	12,302	3,462	78,054	12,302

Total liabilities:	12,302	3,462	78,054	12,302
Total stockholders’ deficit:	7,090	17,183	(1,516)	7,090

	STATEMENT OF OPERATIONS DATA:
	For the year ended December 31,		For the Interim Period Ended September 30,
	2010	2009	2011	2010
			(Unaudited)
Revenues:	12,171	45,192	10,656	8,781
Operating expenses:	42,268	59,024	25,287	66,556
Net loss:	(30,093)	(13,825)	(14,606)	(57,774)

The foregoing summary information is qualified by and should be read in conjunction with our audited financial statements and accompanying footnotes.

RISK FACTORS

You should carefully consider the following factors in evaluating our business, operations and financial condition.  The occurrence of any the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We have had limited operations and require substantial additional funds to execute our business plan Our operations have been on a relatively small scale and we will require additional funding to fund our planned expansion of our operations. We will need to raise additional funds of $500,000 to $2,500,000 to further develop our services and to become credible for acquisitions of companies offering competing services. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced and stockholders may experience dilution. Moreover, such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund our expansion, take advantage of unanticipated acquisition opportunities, develop or enhance new product offerings or respond to competitive pressures. We have no commitments to raise the additional capital we will need to fully e3xecute our business plan. Thus we may never grow to a point where our stock price will allow investors to realize any return on their investment or not lose their entire investment. Recent economic developments and the current economic climate may make it especially difficult to raise additional funds.  Even if we are not able to raise additional funds, we believe that we will be able to continue operations at or near current levels for at least one year.

Our independent auditors have expressed doubt about our ability to continue as a going concern. We received a report on our financial statements for the years ended December 31, 2009 and December 31, 2010 from our independent registered public accounting firm that includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Inclusion of a “going concern qualification” in the report of our independent accountants may have a negative impact on our ability to obtain financing and may adversely impact our stock price in any market that may develop.

We will not be subject to all of the requirements of the Securities Exchange Act of 1934 ("34 Act") and this will limit information available about us.   Upon the effectiveness of the registration statement (which includes this prospectus) we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required. Currently, we do not expect to file a 1934 Act registration statement. Accordingly, and because at this time we are not going to have a class of securities registered under the 34 Act, we will not be subject to proxy rules or Section 16 or 14 of the 1934 Act, until such time as we do file a 34 Act registration statement.  This means that information regarding securities holdings of our officers, directors and 10% stockholders will not be made available on a current basis and we will be able to take shareholder actions without complying with the SEC's proxy rules.  In addition, Section 15(d) of the 34 Act provides an automatic suspension of the periodic reporting obligation as to any fiscal year (except the fiscal year in which the registration statement became effective) if an issuer has fewer than 300 security holders of record at the beginning of such fiscal year.  If our reporting obligation is suspended, investors in our stock may be adversely impacted by the lack of such information, including current reports, periodic reports and annual reports.

Our ability to hire additional personnel is important to the continued growth of our business. Our continued success depends upon our ability to attract and retain a group of motivated marketing and business support professionals. Our growth may be limited if we cannot recruit and retain a sufficient number of people. We cannot guarantee that we will be able to hire and retain a sufficient number of qualified personnel.

We face substantial competition. Competition in all aspects of the computer consulting services industry is intense. We will compete against computer services consulting companies with name familiarity and greater financial resources. A large part of our effort will be directed to being recognized in this market of large players and, as a small company, to gain the trust of purchasing decision makers at our potential customers. Competitors may seek to duplicate the benefits of our services in ways that do not infringe on any proprietary rights that we can protect. As a result we could find that our entire marketing plan and business model is undercut or made irrelevant by actions of other companies under which we have no control. We cannot promise that we can accomplish our marketing goals and as a result may experience negative impact upon our operating results.

Our success depends to a large extent upon the continued service of key managerial and technical employees and our ability to attract and retain qualified personnel. Specifically, we are highly dependent on the ability and experience of our key employee, Dan Faiman, our president and CEO. We do not have an employment agreement with Mr. Faiman. The loss of Mr. Faiman would present a significant setback for us and could impede the implementation of our business plan. There is no assurance that we will be successful in acquiring and retaining qualified personnel to execute our current plan of operations.

The ability of our president to control our business will limit minority shareholders' ability to influence corporate affairs. Our president, Dan Faiman, owns 3,920,000 or approximately 93.2% of our 4,204,000 issued and outstanding shares. Even if he were to sell all of his shares that are covered by this prospectus, she would still own 3,600,000 shares or approximately 85.6% of our issued and outstanding shares. Because of his stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because she may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

If we do not receive additional financing we will not be able to execute our planned expansion. We require between $500,000 and $2,500,000 in debt or equity financing effect a planned expansion of our operations. Management believes that it will be able to raise funds for us after this registration statement becomes effective and after we commence trading on the Over the Counter Bulletin Board (“OTCBB”). However, we cannot be certain that we will accomplish these goals or that, even if we do, that additional funds will be raised. No one has committed to invest the money we need to complete our planned expansion. If we cannot expand our business, it is unlikely that we will be able to support a stock price close to the amount paid by our investors and our investors may lose all or most of their investment. Recent economic developments and the current economic climate may make it especially difficult to raise additional funds. If we do not raise additional funds, we may be required to abandon our current business plan and either operate our plan on a much smaller scaled basis or seek a different line of business. However, we will use our concerted best efforts to seek additional funds and affect our planned business and we have no other present plans.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, at such time as we are required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of the end of our fiscal year.   We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.  Our initial annual report may contain a statement to the effect that "This annual report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies."

The Success of Our Business Depends on the Development and Enhancement of Our Services and Attracting and Retaining a Large Number of Potential Customers. Our success depends on developing and enhancing our services and attracting a large number of potential customers and persuading them to use our services. Our success is also dependent on ensuring that these customers remain our loyal long-term customers. If we fail to persuade customers to utilize our services or our competitors are more successful in achieving sales, then our revenues will suffer. As a new business, we lack recognition in the market. We do not have any services currently available. The limited funding that will be available to us upon the successful completion of this offering, which is not assured, will not permit us to offer extensive computer support services and may not enable us to obtain the number and caliber of customers necessary to achieve profitable operations. Our customers may not accept our computer support and service solutions over those offered by our competitors because they may doubt our ability to continue without funding.  Furthermore, we may be required to incur significantly higher and more sustained advertising and promotional expenditures than we currently anticipate to attract and retain customers.

The Computer Services Consulting Business Is Subject to Rapid Technological Change and, if We Do Not Respond to Technological Developments on a Timely and Cost-Effective Basis to Better Serve Our Customers and Meet Their Expectations, it Could Adversely Impact Our Ability to Attract and Retain Customers. The markets that we will serve are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render our proposed consulting services obsolete at any time. If we are unable to utilize leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis, it could adversely impact our ability to attract and retain customers. As a result, our market position could be eroded rapidly by advancements by competitors. It is not possible to predict presently the life cycle of any of our proposed consulting service. Broad acceptance of these proposed services by customers will be critical to our future success, as will our ability to perform services on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards. We may not be able to successfully implement new technologies, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards. Further, new services offered by others may meet the requirements of the marketplace and achieve market acceptance.  A general trend exists in our industry where computer software becomes more user-friendly over time and potential customers seek to perform services similar to ours in-house.  These trends, if they continue, could negatively affect our ability to attract and retain clients.

Intense Competition May Result in Price Reductions and Decreased Demand for Our Services. We expect to face strong competition from well-established companies and small independent companies like ourselves that may result in price reductions and decreased demand for our services. Our strategy to overcome these competitive factors, which is described in this prospectus under "Our Proposed Business - Competition," may not be successful. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the superior, highly customized, state-of-the-art logistical analysis and problem-solving services and solutions demanded by customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

We do not have a sufficient number of employees to segregate responsibilities and are presently unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees, and this may impair our ability to effectively comply with Section 404 of the Sarbanes-Oxley Act.  We currently do not have any employees and rely on our CEO, Dan Faiman to perform all executive functions.  Accordingly, we can not segregate duties to provide sufficient review of our financial activity. During the course of our testing our financial procedures, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.  Mr. Faiman’s lack of experience in accounting and financial matters may make our efforts to comply more difficult and cause us to hire consultants to assist him cutting into our resources.

Risks Related to Our Common Stock

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations. Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have not obtained a market maker to file an application with the FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Our board of directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares. We are authorized to issue up to 1,000,000 shares of preferred stock, $0.0001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock and have no plans to do so. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions that are likely to create a lack of liquidity and make trading difficult or impossible. Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.  Recently, several brokerage firms and clearing firms have adopted special “house rules” which make it more difficult for their customers to hold or trade low priced stock and these rules may make it difficult for our shareholders to sell their stock.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount. All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell their shares As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws to the extent they prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 604,000 of our 4,204,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

From our formation through the date of this Prospectus, 4,204,000 shares of common stock were issued to 31 individuals:

The Company was incorporated on December 17, 2008 at which time 3,920,000 shares of common stock were issued to the Company’s founder for $392 as repayment of expenses associated with the incorporation of the Company.

In February 2009 we also issued 80,000 shares to our counsel Frank J Hariton, Esq. at $0.0001 per share for $8.00.  At the time of our formation, Mr. Hariton began to perform legal services for the Company and continues to do so through the date of this Prospectus.

An additional 204,000 shares were issued to 29 shareholders for $51,000 in cash ($0.25 per share) in a private placement that was conducted from September 2009 to February 2010. These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of the date of this prospectus, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE) BEFORE OFFERING		SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE) AFTER OFFERING

Dan Faiman, President, CEO and Director	3,920,000	93.2%	320,000	3,600,000	85.6%
Frank J. Hariton, Counsel	80,000	1.9%	80,000	0	0%
Shan, Nyan S.	4,000	*	4,000	0	0%
Balmer, Paul	12,000	*	12,000	0	0%
Barr, Brielle	4,000	*	4,000	0	0%
Black, Ashley	4,000	*	4,000	0	0%
Brady, Katherine	20,000	*	20,000	0	0%
Brown, Barry	4,000	*	4,000	0	0%
Chasnoff, Hyla	8,000	*	8,000	0	0%
Coldstream Trading LLC[1]	4,000	*	4,000	0	0%
Conte, Jason	4,000	*	4,000	0	0%
Dore, Michelle	4,000	*	4,000	0	0%
Faiman, Arlene	4,000	*	4,000	0	0%
Foulger, Jennifer	2,000	*	2,000	0	0%
Guichard, Ronald	8,000	*	8,000	0	0%
Hagee, Kimberly	4,000	*	4,000	0	0%
Hi Power Products Co.[2]	32,000	*	32,000	0	0%
Howells, Thomas	2,000	*	2,000	0	0%
Kravette, Brian	4,000	*	4,000	0	0%
Lombardi, Gary	2,000	*	2,000	0	0%
Lukacs, Bonnie	4,000	*	4,000	0	0%
Lund, Nancy	4,000	*	4,000	0	0%
Meyer, Greg	20,000	*	20,000	0	0%
O'Tell, Arlene	4,000	*	4,000	0	0%
Picado, Paula	2,000	*	2,000	0	0%
Sirius Equities, Inc. [3]	2,000	*	2,000	0	0%
Siter, Ralph	20,000	*	20,000	0	0%
Testa, Laurie	8,000	*	8,000	0	0%
Trimble ,Kelly	4,000	*	4,000	0	0%
Williams, Brian	4,000	*	4,000	0	0%
Williams, Patricia	4,000	*	4,000	0	0%

Total	4,204,000	100.0%	604,000	3,600,000	85.6%

1.

This entity is controlled by Roger Lund.

2.

This entity is controlled by Sherry Hiltebrant.

3.

This entity is controlled by Kelly Steirson.

Dan Faiman CEO/president is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. His current intention is to remain as our officer regardless of whether he sells a substantial portion of his stockholding in us. He is nevertheless offering 320,000 shares of shareholder interest in this offering (approximately 7.61% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 42,000 shares) of all outstanding shares every three months in accordance with Rule 144. As our officer/control person, Mr. Faiman may not avail herself of certain provisions of Rule 144 which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

Selling Stockholders other than our officer and counsel will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  Our officer, who is deemed to be an underwriter, must offer his shares at a fixed price of $0.25 per share even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. 4,000,000 of our outstanding shares were issued at $0.0001 in February 2009 upon our acquiring our present business and 204,000 of our outstanding shares were issued at $0.25 per share between September 2009 and February 2010. Accordingly, in determining the offering price, we selected $0.25 per share, which was the highest and most recent price at which we have issued our shares.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders other than our sole officer will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  Our sole officer will only sell at a fixed price of $0.25 per share.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers. No broker–dealer participating in the distribution of the shares covered by this prospectus may charge commissions in excess of 7% on any sales made hereunder.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.  In addition various brokerage firms and clearing firms have adopted “house rules” which further restrict the sale of low price stocks.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in the Company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in our registration statement as required and filing the agreement as an exhibit to the registration statement.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by the FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES – BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with "manual" exemptions in 33 states.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporation Records or another acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.  In order to obtain a listing in Standard and Poor's Corporation Records, the Company will be required to pay Standard and Poor’s a fee and to provide the publisher with information related to the Company’s business, capital expenditures, number of stockholders, transfer agent, stock price history, dividend history, digest of earnings, balance sheet information, and other information related to the Company.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, including Rule 102 of Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of up to five business days prior to the commencement of such distribution.   Rule 100 of Regulation M defines such restricted period as the period beginning on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution.  In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement, unless otherwise required to do so by federal securities laws.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONSULTANTS

Our sole officer and director is as follows:

Name	Age	Position(s)
Dan Faiman	31	President, Chief Executive Officer and a Sole Director

Term and Family Relationships

Our director currently has a term which will end at our next annual meeting of the stockholders or until successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. Since we only have one officer and one director and no family relationships exist among our officers, directors and consultants.

Business Experience

Dan Faiman was elected president, CEO and a director upon formation of the Company. Dan Faiman has been a computer consultant since he was 13, providing tech support for Connecticut families and gradually he concentrated on graphic and web design for local musicians. With a focus on web applications in Flash, Java, PHP, MySQL, Mr. Faiman formed strategic partnerships with local web development firms taking over their search engine optimization campaigns as an extension of their brand.  After Mr. Faiman graduated from the University of Connecticut in 2003, Mr. Faiman relocated to Hollywood, California taking on clients in the entertainment industry, eventually taking on a consulting role for startups taking over both business and technical development. On December 17, 2008, Mr. Faiman formed the Company and has been working for the Company since then.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Code of Ethics

We have determined that due to our early stage of development and our small size, the present adoption of a code of ethics is not appropriate. If we grow we will adopt a suitable code of ethics.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock (our only class of voting securities) as of the date of this prospectus, by: (i) our sole officer and director; (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our voting securities, including those shares subject to outstanding options.

Name and address of owner	Amount owned before the offering	Percent of class

Dan Faiman	3,920,000
Online-Redefined, Inc.		93.2%
1347 North Stanley Avenue - #4
Los Angeles, CA 90046
All officers and directors	3,920,000	93.2%
as a group (1 person)

DESCRIPTION OF CAPITAL STOCK

Introduction

We were established as a Delaware corporation in December 2008 under the name Maverick West Marketing Group, Inc.  We changed our name to Online-Redefined, Inc. on February 24, 2009. We are authorized to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. There are 4,204,000 shares of our common stock issued and outstanding on the date of this prospectus which shares are held by 31 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

The purchasers of our common stock may sell their shares in accordance with Rule 144.  In December 2007, Rule 144 was amended to shorten the holding period for affiliate and non-affiliate holders of restricted securities of SEC-reporting companies to six months, subject to certain conditions and to permit unlimited resale by non-affiliate holders of restricted securities (a) by complying only with the current public information condition for resale of restricted securities issued by SEC reporting companies made after the six-month holding period; and (b) without complying with any Rule 144 conditions for resale of restricted securities issued by both SEC reporting and non-reporting companies made after a one-year holding period.

In terms of actual selling dates, 204,000 of our outstanding shares were purchased between June 2009 and February 2010, and so the six-month period and the one-year period would start running at the date the shares were actually purchased.  The remaining 4,000,000 shares of common stock were issued at the time of we acquired our current business in February 2009, and may now be resold pursuant to Rule 144 as they have been held for over one year.

Under Rule 144(d), if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144 for the account of either the acquiror or any subsequent holder of those securities.  If, on the other hand, the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144 for the account of either the acquiror or any subsequent holder of those securities.

See also “Plan of Distribution” subsection entitled "Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible" regarding negative implications of being classified as a "Penny Stock."

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the board of directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record of the Company immediately preceding his demand.  Delaware General Corporation Law Section 220 has provided a right to inspect corporate books and records to the record owner of any number of shares of a corporation’s stock for any proper purpose.  Shareholders having this right are to be granted inspection rights, and if the corporation, or an officer or agent thereof, refuses to permit an inspection sought by a stockholder or attorney or other agent acting for the stockholder pursuant to subsection (b) of this Section 220 or does not reply to the demand within 5 business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection (Delaware General Corporation Law Section 220(c)).  The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place - Suite 100, Salt Lake City, UT 84111, Phone: (801) 355-5740.

DESCRIPTION OF BUSINESS

FORWARD LOOKING STATEMENT INFORMATION

Certain statements made in this Registration Statement on Form S-1 involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, technological developments related to business support services and outsourced business processes, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein particularly in view of the current state of our operations, the inclusion of such information should not be regarded as a statement by us or any other person that our objectives and plans will be achieved. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the factors set forth herein under the headings “Business,” “Risk Factors” and “Plan of Operations.”

OUR BUSINESS

Online-Redefined is a multi faceted computer consulting company that specializes in programming, networking, and customization of hardware for small to mid size businesses. Clients are provided with creative website design, search engine optimization, graphics, and retail applications for their online catalogs. We currently utilize from six to ten part time programmers, designers and other specialists retained on an “as needed” basis in these efforts.  We currently have limited revenues and continuing losses and its auditors have expressed a going concern qualification in their report. The Company intends to address these issues by expanding its current operations by offering broader and more advanced applications and services aimed at the rapidly evolving mobile technology market. We have elected not to concentrate on these efforts until we receive the funding necessary to complete all projects we chose to undertake.  Online-Redefined believes with enhancements to its staff and product offering it will be able to compete for projects for mid-large size companies. The Company will hire specialized in-house programming staff, graphic designers, and developers with expertise in languages such as Java, Perl, PHP, Grails and Ruby on Rails and use a greater number of independent consultants on an as needed basis. Online-Redefined also intends to move clients to downloadable applications or widgets for smart phones and tablets for access to information on a server without requiring an internet browser. There is no assurance that the Company will be successful in these endeavors or that if accomplishes all of these steps it will be able to operate profitably. Based on informal preliminary studies and experience in the industry, the Company believes that its plans represent a legitimate growth opportunity for the Company and its shareholders.  Our plan is to aggressively move into these new business areas in the 12 months following the date of this prospectus.

We were established as a Delaware corporation in December 2008 under the name Maverick West Marketing Group, Inc. Our offices are located at 1347 North Stanley Avenue – Suite 4, Los Angeles, California 90046, which is the residence of our Chief Executive Officer, and our telephone number is 203-688-5029. Our web site is www.onlineredefined.com. Any information that may appear on our web site should not be deemed to be a part of this prospectus

Industry Overview

The Internet has become an integral part of many people's lives. The Internet is increasingly being used to find information, communicate and conduct business. The increasing acceptance of the Internet has created significant opportunities for companies that seek to grow and demand increased efficiencies. Many companies are taking advantage of the Internet's opportunities to strengthen customer relationships, improve operational efficiency and spur product innovation.

Developing successful Internet businesses that promote interactive relationships requires a special set of capabilities. Developers of these businesses must provide integrated strategy, creative technology and project management services. In addition, developers must have the ability to understand the needs of customers and fulfill them. Further, companies often lack the management and technical infrastructure required to develop and support Internet services.

Therefore, companies seeking to do business over the Internet are increasingly engaging Internet professional services firms to provide integrated strategy, creative, technology and project management services.

Our Services

We currently provide fully integrated Internet professional services to our clients to enable them to develop and enhance their interactive capabilities. We develop Internet services and strategies that add value to our clients' businesses. The services we can provide include strategic planning, Web site content development, graphic design and computer programming. The following is a description of the aspects of our services:

Strategic Services

We help clients develop Internet strategies for their businesses. We work closely with our clients to understand and analyze their businesses. We help our clients develop their Internet strategies in the context of their business and marketing goals. Our strategic services include assisting our clients in:

•

developing Internet strategies to reach new customers less expensively and to better reach existing customers;

•

Improving the efficiency of internal operations; and,

•

promoting customer loyalty for our clients through effective Internet communication.

Internet Commerce and Communication Services

We help our clients use the Internet as an effective means of dealing with their customers. We help create Websites for our clients that reflect the entire customer relationship, including:

•

introducing relevant, customized information, products and services;

•

demonstrating the benefits of our clients' products and services; and,

•

permitting customers to efficiently effect transactions with our clients.

Creative Services

We assist clients in designing websites that are user-friendly and that effectively present our clients' products and services. We work closely with our clients to understand their products and services and the needs of their customers. We advise clients on how they can bring their product and service online. We also offer web site maintenance services, where we manage the hosting of a client's web site.

Systems

We recommend and install appropriate hardware and software networks that support our clients' Internet strategies. We can also adapt and develop custom software solutions and build add-on components to our clients' existing software applications.

Growth Strategy

We believe that our business can grow in two ways. The first would be to expand internally by hiring more employees, completing additional consulting or design projects entering into additional agreements with clients and/or partnering with third parties. We anticipate this to occur during the 2012 calendar year. The second would be through acquisitions or mergers with other entities in its or other businesses. We believe that the opportunity to acquire other businesses for stock because we are a public company will enhance our ability to expand through acquisitions. Since we must establish our own viability as an operating public company, we anticipate that these activities will not occur until at least the latter half of 2012.

Selection of Business Opportunities

We anticipate that in the event that we elect to seek a business opportunity, such as a merger or acquisition, the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that being a public corporation will help us find an acquisition candidate for the following reasons; facilitate and improve the terms on which additional equity financing may be sought, provide incentive stock options or similar benefits to key employees, increase the opportunity to use securities for acquisitions, provide liquidity for shareholders, and other factors. Management anticipates that business opportunities may be available in many different industries, both within and without the Internet professional services industry and at various stages of development, all of which make the task of comparative investigation and analysis of such business opportunities difficult and complex.

We will have limited capital with which to provide the owners of business entities with any cash or other assets which may be attractive. Management has not conducted market research and is not aware of statistical data to support the perceived benefits of a business combination for the owners of a target company.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, who are not professional business analysts. In analyzing prospective business opportunities, management may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the company after the business combination; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.

We may acquire a venture which is in its preliminary or development stage, which is already in operation, or in any stage of its business life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

With respect to negotiations with a target company, management expects to focus on the percentage of the company which target company shareholders would acquire in exchange for their shareholdings in the target company. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our shareholders at such time.

Marketing

We intend to develop a marketing team which we believe will be crucial to our future growth and success. The marketing team would be engaged full-time to develop our brand and image recognition. We intend to participate in executive seminars, trade shows and market research. In addition, we may make presentations at seminars and advertise our services in the print or other media to improve our visibility.

Competition

We engage in a highly competitive and fragmented industry. Almost all of our competitors are, on an overall basis, larger than us or are subsidiaries of larger companies, and therefore may possess greater resources than us. Furthermore, because our business does not usually require large amounts of capital, there is relative ease of market entry for a new entrant possessing acceptable professional qualifications. Accordingly, we compete with regional, national, and international firms.

Competition for our service is based primarily on reputation, track record, experience, quality of service and price.  We believe that we are able to compete on those basis.  We also believe that if we are able to add additional qualified employees we will be able to compete against larger regional firms due to our increased capacity.

Properties

We have no properties and at this time have no agreements to acquire or lease any properties. We currently operate from within our CEO’s residence without cost to us. If our operations expand, we may be required to rent offices. Management believes that office space will be available at reasonable rents when such space is needed.

Intellectual Property Rights

We have no proprietary software or products. We rely on non-disclosure agreements with our employees to protect the proprietary software and other proprietary information of our clients. Any unauthorized use or disclosure of this information could harm our business.

Personnel

We  currently  no employees  except,  Dan  Faiman,  our  President  and  CEO, we engage programmers and other experts from time to time as consultants as required for specific projects.

Customers

No customer represented more than ten (10%) of our revenue during the last two fiscal years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in the “Risk Factor” section.

OVERVIEW

We are a computer consulting company that presently specializes in programming, networking, and customization of hardware for small to mid size businesses. Clients are provided with creative website design, search engine optimization, graphics, and retail applications for their online catalogs. The Company intends to expand its current operations by offering broader and more advanced applications and services aimed at the rapidly evolving mobile technology market. We believe that with enhancements to our staff and product offering it will be able to compete for projects for mid-large size companies. We are becoming a public company with a plan to raise funds to  hire specialized in-house programming staff, graphic designers, and developers with expertise in languages such as Java, Perl, PHP, Grails and Ruby on Rails. Online-Redefined also intends to move clients to downloadable applications or widgets for access to information on servers through smart phones and tablets without requiring an internet browser.  There is no assurance that we will be successful in these endeavors or that if accomplishes all of these steps it will be able to operate profitably.  Based on informal preliminary studies and experience in the industry, the Company believes that its plans represent a legitimate growth opportunity for the Company and its shareholders.

DEVELOPMENT PLANS

We are in a developmental stage. Implementing our planned business operation is dependent on our ability to raise between $500,000 and $2,500,000 of additional capital after all offering expenses paid to a placement agent, attorneys, accountants and the like.

Our plan is to utilize such capital we raise as follows:

	If a Net of $500,000 is Raised	If a Net of $2,500,000 is Raised

Renting and Furnishing Offices	$25,000	$100,000

Equipment	$50,000	$125,000

Officer Salaries	$260,000	$900,000

Marketing Expense	$100,000	$500,000

Working Capital	$65,000	$875,000

The foregoing are estimates only and any funds may be reallocated based upon management’s evaluation of then existing conditions. Until we raise additional funds we will continue operations at approximately our current levels.  In addition, being a public company will cost us approximately $20,000 a year in professional and other fees.  We will continue to rely on advances from Mr. Faiman, as required, to meet these obligations.  However, Mr. Faiman has not entered into a written agreement with us to provide any financial support.  Our plan is to complete a private capital raise in the next 12 months, but we do not have any present commitments for raising any capital.

Results of Operations

FY ended December 31, 2010 vs. FY ended December 31, 2009

Revenues

Our net revenue decreased to $12,171 in FY 2010 from $45,192, in FY 2009. We attribute the decreases from our reconfiguring the services that we offer and in effect, starting anew.  We anticipate that our revenues will steadily grow from their 2010 base.

Operating Expenses

In fiscal year 2010, we saw a substantial decrease in operating expenses to $42,268 from $59,024 in 2009. This reduction in operating expenses was due to our reduced level of operations as we effectively restarted our company with a focus on entering what we believe will prove to be an ultimately lager market for services.

Net (Loss)

Our Net Loss increased in 2010 to $(30,097) from $(13,832) in 2009 as our decreased operating expenses were outweighed by decreased revenues.

Nine Months ended September 30, 2011 vs. Nine Months ended September 30, 2010

Revenues

Our net revenue increased to 10,656 in the nine months ended September 30, 2011 from $8,781 in the nine months ended September 30, 2010. We attribute the increases to our having reconfigured the services that we offer and in effect, starting anew.  We anticipate that our revenues will continue to steadily grow from their 2010 base and these quarterly results reflect that trend.

Operating Expenses

In fiscal the first nine months of 2011, we saw a substantial decrease in operating expenses to $25,287 from $66,556 in the first nine months of 2010. This reduction in operating expenses was due to having incurred many of the expenses related to the restart of our business during the first nine months of 2010.

Net (Loss)

Our Net Loss decreased to $(14,606) in the first nine months of 2011 from $(57,774) in 2010 as we experienced significantly decreased operating expenses and increased revenues.

INFLATION

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause a general economic downturn and negatively impact our results. However, the effect of inflation has been minimal over the past three years.

SEASONALITY

We do not believe that our business will be seasonal to any material degree.

DESCRIPTION OF PROPERTY

We currently operate out of the residence of our CEO and president Dan Faiman and will not pay any rent to Mr. Faiman until such time as we generate cash flow from our fund raising activities or operations. When we receive additional funding and need space beyond our present facility, we believe that we will be able to find ample suitable space within our projected budget as set forth above.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have financed our operations through sale of our common stock and fees generated by operations.  There are no cash flows generated from our businesses as we are still a development stage company and has not yet commenced the operations. However, no assurance can be given that the future funding to be available through the sale of equity. As of September 30, 2011 we had approximately $76,538 in cash. We believe that cash on hand may not be adequate to satisfy our ongoing working capital needs. During Fiscal Year 2011, our primary objectives in managing liquidity and cash flows will be to keep expand our business.  Our cash on hand results from advances from our principal shareholder who is under no legal obligation to continue to make such advances.  Even if Mr. Faiman were to fail to make any further advances and we were to fail to raise any additional funds, we believe we could continue operations for at least the 2012 calendar year.

OFF BALANCE SHEET ARRANGEMENTS

None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was incorporated on December 18, 2008 and in upon our organization we issued 3,920,000 shares of common stock to the Company’s founder, President and CEO. As the stock had only nominal value at the time, we do not consider this issuance to be compensation. At that time 80,000 shares of common stock were purchased by and issued to the Company’s legal counsel at $0.0001 per share.  During the year ended Decmber 31, 2009, Mr. Faiman advanced $3,462 to us and during the year ended December 31, 2010 Mr. Faiman advanced $12,302 to us.  These advances do not bear interest and will be repaid as our financial condition allows. As our sole director, Mr. Faiman will have control over the timing of any repayments.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash annual remuneration of our sole officer and  director during our past two fiscal years:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compen- sation	Total
Dan Faiman, CEO	2010	$0	$0	$0	$0	$0	$0	$0	$0
	2009	$0	$0	$0	$0	$0	$0	$0	$0

The Company has not paid any compensation to its CEO during 2009 or 2010 and does not intend to pay him more than $5,000 per year until such time as its capital resources are sufficient in the judgment of its Board of Directors. The Company has not paid and has no present plan to give any compensation other than cash and the granting of shares of common stock. The Company does not have any Stock Option Plan or other equity compensation plans.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Mr. Hariton owns 80,000 shares of our common stock that are included in this registration statement.

EXPERTS

The financial statements of Online - Redefined, Inc. as of December 31, 2010 and 2009, for the years then ended, included in this prospectus have been audited by Li & Company, PC, independent registered public accounting firm, and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20649. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report containing audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Online - Redefined, Inc., 1347 North.Stanley Avenue - #4, Los Angeles, CA 90046

Online-Redefined, Inc.

(A Development Stage Company)

December 31, 2010 and 2009

Index to Financial Statements

Contents	Page(s)
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at December 31, 2010 and 2009	F-3

Statements of Operations for the Year Ended December 31, 2010 and 2009 and for the Period from December 17, 2008 (Inception) through December 31, 2010	F-4

Statement of Stockholders’ Equity for the Period from December 17, 2008 (Inception) through December 31, 2010	F-5

Statements of Cash Flows for the Year Ended December 31, 2010 and 2009 and for the Period from December 17, 2008 (Inception) through December 31, 2010	F-6

Notes to the Financial Statements	F-7

Interim Financial Statements for the Nine Months Ended September 30, 2011 and 2010, and for the Period from December 17, 2008 (Inception) through September 30, 2011 (Unaudited)	F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Online-Redefined, Inc.

(A development stage company)

Los Angeles, California

We have audited the accompanying balance sheets of Online-Redefined, Inc., a development stage company (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from December 17, 2008 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and for the period from December 17, 2008 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2010 and had a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

September 8, 2011

Online Redefined Inc.

(A Development Stage Company)

Balance Sheets

	December 31, 2010	December 31, 2009

Assets
Current assets
Cash	$19,392	$16,483
Accounts receivable	-	4,162

Total current assets	19,392	20,645

Total assets	$19,392	$20,645

Liabilities and stockholders' equity (deficit)
Current liabilities:
Advances from stockholder	$12,302	$3,462

Total current liabilities	12,302	3,462

Stockholders' equity (deficit)

Preferred stock: $0.0001 par value: 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock: $0.0001 par value: 20,000,000 shares authorized; 4,204,000 and 4,124,000 shares issued and outstanding, respectively	420	412
Additional paid-in capital	50,980	30,988
Deficit accumulated during the development stage	(44,310)	(14,217)

Total stockholders' equity (deficit)	7,090	17,183

Total liabilities and stockholders' equity (deficit)	$19,392	$20,645

See accompanying notes to the financial statements.

Online Redefined Inc.

(A Development Stage Company)

Statements of Operations

			For the Period from
	For the Year	For the Year	December 17, 2008
	Ended	Ended	(inception) through
	December 31, 2010	December 31, 2009	December 31, 2010

Revenues earned during the development stage	$12,171	$45,192	$57,363

Operating expenses
Professional fees	21,400	29,000	50,400
Outside services	14,874	14,033	28,907
General and administrative expenses	5,994	15,991	22,377

Total Operating Expenses	42,268	59,024	101,684

Loss from operations	(30,097)	(13,832)	(44,321)

Other (income) expenses
Interest income	(4)	(7)	(11)

Other (income) expenses, net	(4)	(7)	(11)

Loss before taxes	(30,093)	(13,825)	(44,310)

Income tax provision	-	-	-

Net loss	$(30,093)	$(13,825)	$(44,310)

Net loss per common share -
Basic and diluted:	$(0.01)	$(0.00)

Weighted average common shares outstanding - basic and diluted	4,189,312	4,030,913

See accompanying notes to the financial statements.

Online Redefined Inc.

(A Development Stage Company)

Statement of Stockholders' Equity

For the Period from December 17, 2008 (Inception) through December 31, 2010

	Common Stock, $0.0001 Par Value			Deficit Accumulated
	Number of		Additional Paid-in	during the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, December 17, 2008 (inception)	-	$-	$-	$-	$-

Shares issued to President for cash at $0.0001 per share, on December 17, 2008	3,920,000	392	-	-	392

Shares issued for cash at $0.0001 per share, on December 17, 2008	80,000	8	-	-	8

Net loss	-	-	-	(392)	(392)

Balance, December 31, 2008	4,000,000	400	-	(392)	8

Shares issued for cash at $0.25 per share from September 30, 2009 through October 19, 2009	124,000	12	30,988	-	31,000

Net loss	-	-	-	(13,825)	(13,825)

Balance, December 31, 2009	4,124,000	412	30,988	(14,217)	17,183

Shares issued for cash at $0.25 per share from February 22, 2010 through March 22, 2010	80,000	8	19,992	-	20,000

Net loss	-	-	-	(30,093)	(30,093)

Balance, December 31, 2010	4,204,000	$420	$50,980	$(44,310)	$7,090

See accompanying notes to the financial statements.

Online Redefined Inc.

(A Development Stage Company)

Statements of Cash Flows

			For the Period from
	For the Year	For the Year	December 17, 2008
	Ended	Ended	(inception) through
	December 31, 2010	December 31, 2009	December 31, 2010

Cash flows from operating activities:
Net loss	$(30,093)	$(13,825)	$(44,310)

Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts receivable	4,162	(4,162)	-

Net cash used in operating activities	(25,931)	(17,987)	(44,310)

Cash flows from financing activities:
Amount received from (paid to) stockholder	8,840	3,470	12,702
Proceeds from sale of common stock	20,000	31,000	51,000

Net cash provided by financing activities	28,840	34,470	63,702

Net change in cash	2,909	16,483	19,392

Cash, beginning of period	16,483	-	-

Cash, end of period	$19,392	$16,483	$19,392

Supplemental disclosure of cash flows information:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to the financial statements.

Online-Redefined, Inc.

(A Development Stage Company)

December 31, 2010 and 2009

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Online-Redefined, Inc. (the “Company”), was incorporated under the laws of the State of Nevada on December 17, 2008. The Company engages in website design and implementation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification.  Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include the fair value of financial instruments; income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accounts receivable approximate their fair value because of the short maturity of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involvedb.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

There were no potentially dilutive shares outstanding as of December 31, 2010 or 2009.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $44,310 at December 31, 2010 and had a net loss of $30,093 and net cash used in operating activities of $25,931 for the year then ended, respectively.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Advances from majority stockholder and Chief Executive Officer

Advances from majority stockholder and Chief Executive Officer at December 31, 2010 and 2009, consisted of the following:

	December 31, 2010	December 31, 2009

Advances from major stockholder and Chief Executive Officer	$12,302	$3,462

	$12,302	$3,462

For the years ended December 31, 2010 and 2009, the majority stockholder and chief executive officer advanced $8,840 and $3,462 to the Company for working capital purpose, respectively.

The advances bear no interest and are due on demand.

Free office space

The Company has been provided office space by its majority stockholder and Chief Executive Officer at no cost.  The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

NOTE 5 – STOCKHOLDERS’ EQUITY

Shares authorized

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty One Million (21,000,000) shares of which One Million (1,000,000) shares shall be Preferred Stock, par value $.0001 per share, and Twenty Million (20,000,000) shall be Common Stock, par value $.0001 per share.

Common stock

The Company was incorporated on December 17, 2008 at which time 3,920,000 shares of common stock were issued to the Company’s founder for $392 as repayment of expenses associated with the incorporation of the Company.

On December 17, 2008, the Company sold 80,000 shares of common stock at par value $0.0001 per share to an individual for $8.

For the period from September 30, 2009 through October 19, 2009, the Company sold 124,000 shares of common stock at $0.25 per share to sixteen (16) individuals, or $31,000 in aggregate for cash.

For the period from February 22, 2010 through March 22, 2010, the Company sold 80,000 shares of common stock at $0.25 per share to thirteen (13) individuals, or $20,000 in aggregate for cash.

NOTE 6 – INCOME TAX

Deferred tax assets

At December 31, 2010, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of $44,310 that may be used to offset future taxable income through the fiscal year ending December 31, 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $15,065 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $15,065.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $10,231 and $4,700 for the year ended December 31, 2010 and 2009, respectively.

Components of deferred tax assets as of December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$15,065	$4,834

Less valuation allowance	(15,065)	(4,834)

Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%

Effective income tax rate	0.0%	0.0%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Online Redefined Inc.
(A Development Stage Company)
Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)

Assets
Current assets
Cash	$76,538	$19,392

Total current assets	76,538	19,392

Total assets	$76,538	$19,392

Liabilities and stockholders' equity (deficit)
Current liabilities:
Advances from stockholder	$78,054	$12,302

Total current liabilities	78,054	12,302

Stockholders' equity (deficit)

Preferred stock: $0.0001 par value: 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock: $0.0001 par value: 20,000,000 shares authorized; 4,204,000 shares issued and outstanding	420	420
Additional paid-in capital	56,980	50,980
Deficit accumulated during the development stage	(58,916)	(44,310)

Total stockholders' equity (deficit)	(1,516)	7,090

Total liabilities and stockholders' equity (deficit)	$76,538	$19,392

See accompanying notes to the financial statements.

Online Redefined Inc.
(A Development Stage Company)
Statements of Operations

			For the Period from
	For the Nine	For the Nine	December 17, 2008
	Months Ended	Months Ended	(inception) through
	September 30, 2011	September 30, 2010	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues earned during the development stage	$10,656	$8,781	$68,019

Operating expenses
Professional fees	6,000	26,735	56,400
Outside services	6,002	14,874	34,909
General and administrative expenses	13,285	24,947	35,662

Total Operating Expenses	25,287	66,556	126,971

Loss from operations	(14,631)	(57,775)	(58,952)

Other (income) expenses
Interest income	(25)	(1)	(36)

Other (income) expenses, net	(25)	(1)	(36)

Loss before taxes	(14,606)	(57,774)	(58,916)

Income tax provision	-	-	-

Net loss	$(14,606)	$(57,774)	$(58,916)

Net loss per common share: - Basic and diluted:	$(0.00)	$(0.01)

Weighted average common shares outstanding: - basic and diluted	4,204,000	4,184,368

See accompanying notes to the financial statements.

Online Redefined Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period from December 17, 2008 (Inception) through September 30, 2011
(Unaudited)

	Common Stock, $0.0001 Par Value		Additional Paid-in Capital	Deficit Accumulated during the Development Stage	Total Stockholders' Equity (Deficit)
	Number of Shares	Amount
Balance, December 17, 2008 (inception)	-	$-	$-	$-	$-

Shares issued to President for cash at $0.0001 per share, on December 17, 2008	3,920,000	392	-	-	392

Shares issued for cash at $0.0001 per share, on December 17, 2008	80,000	8	-	-	8

Net loss	-	-	-	(392)	(392)

Balance, December 31, 2008	4,000,000	400	-	(392)	8

Shares issued for cash at $0.25 per share from September 30, 2009 through October 19, 2009	124,000	12	30,988	-	31,000

Net loss	-	-	-	(13,825)	(13,825)

Balance, December 31, 2009	4,124,000	412	30,988	(14,217)	17,183

Shares issued for cash at $0.25 per share from February 22, 2010 through March 22, 2010	80,000	8	19,992	-	20,000

Net loss	-	-	-	(30,093)	(30,093)

Balance, December 31, 2010	4,204,000	420	50,980	(44,310)	7,090

Contribution to capital	-	-	6,000	-	6,000

Net loss	-	-	-	(14,606)	(14,606)

Balance, September 30, 2011	4,204,000	$420	$56,980	$(58,916)	$(1,516)

See accompanying notes to the financial statements.

Online Redefined Inc.
(A Development Stage Company)
Statements of Cash Flows

			For the Period from
	For the Nine Months	For the Nine Months	December 17, 2008
	Ended	Ended	(inception) through
	September 30, 2011	September 30, 2010	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(14,606)	$(57,774)	$(58,916)

Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts receivable	-	7,142	-
Prepaid expenses	-	4,835	-

Net cash used in operating activities	(14,606)	(45,797)	(58,916)

Cash flows from financing activities:
Amount received from stockholder	65,752	16,181	78,454
Proceeds from sale of common stock	-	20,500	51,000
Contribution to capital	6,000	-	6,000

Net cash provided by financing activities	71,752	36,681	135,454

Net change in cash	57,146	(9,116)	76,538

Cash, beginning of period	19,392	16,483	-

Cash, end of period	$76,538	$7,367	$76,538

Supplemental disclosure of cash flows information:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to the financial statements.

Online-Redefined, Inc.

(A Development Stage Company)

September 30, 2011 and 2010

Notes to the Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Online-Redefined, Inc. (the “Company”), was incorporated under the laws of the State of Nevada on December 17, 2008. The Company engages in website design and implementation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full year.  These financial statements should be read in conjunction with the financial statements of the Company for the period from December 17, 2008 (inception) through December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification.  Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accounts receivable approximate their fair value because of the short maturity of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involvedb.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

There were no potentially dilutive shares outstanding for the interim period ended September 30, 2011 or 2010.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at September 30, 2011 and had a net loss and net cash used in operating activities for the interim period then ended, respectively.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Advances from stockholder

From time to time, stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Advances from a majority stockholder and the Chief Executive Officer at September 30, 2011 and December 31, 2010, consisted of the following:

	September 30, 2011	December 31, 2010

Advances from major stockholder and Chief Executive Officer	$78,054	$12,302

	$78,054	$12,302

For the year ended December 31, 2010 and 2009, the majority stockholder and chief executive officer advanced $8,840 and $3,462 to the Company for working capital purpose, respectively.

For the interim period ended September 30, 2011, the majority stockholder and chief executive officer advanced $65,752 to the Company for working capital purpose.

Free office space

The Company has been provided office space by its majority stockholder and Chief Executive Officer at no cost.  The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

NOTE 5 – STOCKHOLDERS’ EQUITY

Shares authorized

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty One Million (21,000,000) shares of which One Million (1,000,000) shares shall be Preferred Stock, par value $.0001 per share, and Twenty Million (20,000,000) shall be Common Stock, par value $.0001 per share.

Common stock

The Company was incorporated on December 17, 2008 at which time 3,920,000 shares of common stock were issued to the Company’s founder or $392 for repayment of expenses associated with the incorporation of the Company.

On December 17, 2008, the Company sold 80,000 shares of common stock at par value $0.0001 per share to an individual for $8.

For the Period from September 30, 2009 through October 19, 2009, the Company sold 124,000 shares of common stock at $0.25 per share to sixteen (16) individuals, or $31,000 in aggregate for cash.

For the period from February 22, 2010 through March 22, 2010, the Company sold 80,000 shares of common stock at $0.25 per share to thirteen (13) individuals, or $20,000 in aggregate for cash.

Additional paid-in capital

For the interim period ended September 30, 2011, the majority stockholder of the Company contributed $6,000 as capital.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

ONLINE-REDEFINED, INC.

604,000 SHARES OF COMMON STOCK

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
USE OF PROCEEDS	10
SELLING STOCKHOLDERS	10
DETERMINATION OF OFFERING PRICE	12
DIVIDEND POLICY	12
MARKET FOR SECURITIES	12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	14
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	15
DESCRIPTION OF CAPITAL STOCK	15
DESCRIPTION OF BUSINESS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23
INDEX TO FINANCIAL STATEMENTS	F-1

Dealer Prospectus Delivery Obligation

Until XXXXX, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC registration fee	$17.53
Accounting fees and expenses	10,000.00
Legal fees and expenses	15,000.00
Miscellaneous	482.47

Total	$25,500.00

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation, as amended, provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation, as amended, is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In February 2009, 3,920,000 shares of our common stock were purchased by and issued to Dan Faiman, our president. In February 2009, 80,000 shares of our common stock were purchased by and issued to Frank J. Hariton, our legal counsel, at $0.0001 per share for $8.00.  All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”). All of the shares issued in such transactions bear an appropriate restrictive legend.

An additional 204,000 shares were issued to 29 shareholders for $51,000 in cash ($0.25 per share).   These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment. A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description

3.1	Certificate of Incorporation*
3.2	Certificate of Amendment to Certificate of Incorporation*
3.3	Bylaws*
4.1	Subscription Agreement*
4.2	Specimen Stock Certificate*
5.1	Legal Opinion
23.1	Consent of Li & Company, PC
23.2	Consent of Frank J. Hariton, Esq. (included in Exhibit 5.1)

*Previously filed

UNDERTAKINGS

We hereby undertake to:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

5.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 18, 2012.

Online - Redefined, Inc.,

By: /s/ Dan Faiman

Name: Dan Faiman

Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date
/s/ Dan Faiman, President	President and Chief Executive Officer and a Director (Principal Executive, Financial and Accounting Officer)	January 18, 2012

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